SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2021

Timberland Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-23333	91-1863696
State of Jurisdiction	Commission	(I.R.S. Employer
Of incorporation	File Number	Identification No.)

624 Simpson Avenue, Hoquiam, Washington	98550
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (including area code) (360) 533-4747

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TSBK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Timberland Bancorp, Inc. (the “Company”) and its financial institution subsidiary, Timberland Bank (“Bank”), announced that Director Larry D. Goldberg retired from the Boards of Directors of the Company and the Bank on July 27, 2021 as a result of reaching the Bank’s mandatory retirement age for directors as provided in the Bylaws.  Mr. Goldberg served as a member of the Board of Directors’ Compensation Committee and the  Strategic Planning and Enterprise Risk Management Committee.  In connection with his announcement of his retirement, Mr. Goldberg did not cite any disagreement with the Company pertaining to the Company’s operations, policies or practices.

On July 27, 2021, Timberland Bancorp, Inc. also announced that Parul Bhandari had been appointed to the Boards of Directors for both the Company and the Bank.  Her appointment to the Boards for both the Company and the Bank was due to the vacancies that were created by the retirement of Larry D. Goldberg.

Ms. Bhandari has a strong and significant history of accomplishments in the technology area with significant experience in digital transformation.  Parul leads Partner Strategy for the Worldwide Media and Communications Industry group at Microsoft. Previously, she was focused on leading Data and AI for the Worldwide Public Sector, driving Cross-Industry Partnerships, and engaging in global Digital Transformation initiatives.  Ms. Bhandari will be appointed to the Board of Director’s Strategic Planning and Enterprise Risk Management Committee and the Technology Committee.  For additional information concerning Ms. Bhandari’s background, please refer to the press release dated July 27, 2021, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

There are no family relationships between Ms. Bhandari and any director or other executive officer of the Company or the Bank and Ms. Bhandari was not appointed as a director pursuant to any arrangement or understanding with any person. Ms. Bhandari has not engaged in any transaction with the Company or the Bank that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

99.1            Press Release of Timberland Bancorp, Inc. dated July 27, 2021
104             Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TIMBERLAND BANCORP, INC.

DATE: July 27, 2021	By: /s/Dean J. Brydon
Dean J. Brydon
Chief Financial Officer